EXHIBIT (21)

Registrant

ECOLAB INC.

Name of Affiliate	State or Other Jurisdiction of Incorporation	Percentage of Ownership
Ecolab (Antigua) Ltd.	Antigua	100

Ecolab S.A.	Argentina	100

Ecolab Australia Pty Ltd.	Australia	100

Ecolab Finance Pty Ltd.	Australia	100

Ecolab Pty Ltd.	Australia	100

Ecolab Water Care Services Pty Limited	Australia	100

Gibson Chemical Industries Pty Ltd.	Australia	100

Gibson Chemicals (NSW) Pty Limited	Australia	100

Gibson Chemicals Fiji Pty Limited	Australia	100

Gibson Chemicals Great Britain Pty Limited	Australia	100

Gibson Chemicals Pty Limited	Australia	100

Vessey Chemicals (Holdings) Pty Limited	Australia	95

Vessey Chemicals Pty Limited	Australia	100

Vessey Chemicals (Vic.) Pty Limited	Australia	100

Ecolab Ges.m.b.H	Austria	100

Ecolab Holding Europe GmbH	Austria	100

Ecolab Limited	Bahamas	100

Ecolab (Barbados) Limited	Barbados	100

Ecolab B.V.B.A./S.P.R.L.	Belgium	100

Kay N.V.	Belgium	100

Ecolab Emprecendimentos E Participacoes Ltda.	Brazil	100

Ecolab Quimica Ltda.	Brazil	100

Name of Affiliate	State or Other Jurisdiction of Incorporation	Percentage of Ownership
Ecolab EOOD	Bulgaria	100

Ecolab Co.	Canada	100

Ecolabone ULC	Canada	100

Ecolab Canada L.P.	Canada	100

Ecolab (Ontario) Holdings Ltd.	Canada	100

Ecolab S.A.	Chile	100

Ecolab Colombia S.A.	Colombia	100

Ecolab, Sociedad Anonima	Costa Rica	100

Ecolab d.o.o.	Croatia	100

Ecolab Holding (Cyprus) Limited	Cyprus	100

Ecolab Hygiene s.r.o.	Czech Republic	100

Ecolab ApS	Denmark	100

Ecolab Holding Denmark ApS	Denmark	100

Ecolab, S.A. de C.V.	El Salvador	100

Oy Ecolab AB	Finland	100

ABP SA	France	100

Aedes SA	France	100

Aidamort SA	France	100

Artois Chimie SA	France	100

Alpha Holding S.A.S.	France	100

Amboile Services SA	France	100

Amperia SARL	France	100

Assainissement Charpentes Batiment SA	France	100

Biophyte SARL	France	100

Name of Affiliate	State or Other Jurisdiction of Incorporation	Percentage of Ownership
Blue River SA	France	100

Centre de Dératisation et de Désinsectisation SARL	France	100

Centre Régional de Désinfectisation et de Dératisation SAS	France	100

Compagnie Française de Services SARL	France	100

Ecolab SAS	France	100

Ecolab SNC	France	100

Etablissements Enval et Cie SARL	France	100

Ets Lorillou SA	France	100

Figap SARL	France	100

France Nuisibles SARL	France	100

HIE Piguy SA	France	100

Hygiene Champenoise SA	France	100

Hygiène Service SAS	France	100

L’hygiene De l’Est SA	France	100

Laboratoires Aufra SA	France	100

Lorillou Hygiene SA	France	100

Muliser SA	France	100

Nicol Hygiene SARL	France	100

Nigiko SA	France	100

Omniser SARL	France	100

Paragerm SNC	France	100

Sanigiène SARL	France	100

SCI Aphomia	France	100

SCI Dugard	France	100

Name of Affiliate	State or Other Jurisdiction of Incorporation	Percentage of Ownership
SCI Dumoulin	France	100

SCI Eliomys	France	100

SCI Erebia	France	100

SCI La Louvette	France	100

SCI Marco	France	100

SCI Orly	France	100

SCI Société Civile Immobilière de la Source Hodan	France	100

SNC Parly	France	100

Société des Eaux de Sources des Roches SA	France	100

Bionagro Natureprodukte GmbH	Germany	100

Ecolab Asset Administration GmbH & Co. KG	Germany	100

Ecolab Beteiligungs GmbH	Germany	100

Ecolab Deutschland Holding GmbH & Co. OHG	Germany	100

Ecolab Export GmbH	Germany	100

Ecolab GmbH	Germany	100

Ecolab GmbH & Co. OHG	Germany	100

Ecolab Management GmbH	Germany	100

Ecolab NFK Beteilgungen Management GmbH	Germany	100

Ecolab NFK R&D GmbH & Co. OHG	Germany	100

Ecolab NFK R&D Verwaltungs GmbH	Germany	100

Lang Apparatebau GmbH	Germany	100

Lang Engineering GmbH	Germany	100

Lang Hygiene Systeme GmbH	Germany	100

Ecolab A.E.B.E.	Greece	100

Name of Affiliate	State or Other Jurisdiction of Incorporation	Percentage of Ownership
Ecolab, Sociedad Anonima	Guatemala	100

Peter Cox Insurance Services Limited	Guernsey	100

Quimicas Ecolab, S.A.	Honduras	100

Ecolab Limited	Hong Kong	100

Ecolab Holding Hungary Ltd.	Hungary	100

Ecolab Hygiene Kft.	Hungary	100

P.T. Ecolab Indonesia	Indonesia	100

Eclab Export Limited	Ireland	100

Ecolab Co.	Ireland	100

Ecolab Finance Company Limited	Ireland	100

Ecolab (Holdings) Limited	Ireland	100

Ecolab Limited	Ireland	100

Ecolab JVZ Limited	Israel	100

Ecolab-Zohar Dalia L.P.	Israel	51

Ecolab-Zohar Dalia Management Company Ltd.	Israel	51

Elton Chemical Srl	Italy	100

Ecolab Holding Italy Srl	Italy	100

Ecolab Srl	Italy	100

Findesadue Srl	Italy	80

H. E. Distribution Srl	Italy	100

Ecolab Limited	Jamaica	100

Ecolab K.K.	Japan	100

Ecolab East Africa (Kenya) Limited	Kenya	100

Ecolab Korea Ltd.	Korea	100

Ecolab SIA	Latvia	100

Name of Affiliate	State or Other Jurisdiction of Incorporation	Percentage of Ownership
Ecolab Sdn Bhd	Malaysia	100

Ecolab, S. de R.L. de C.V.	Mexico	100

Ecolab Holdings Mexico, S.A. de C.V.	Mexico	100

Ecolab Maroc S. A.	Morocco	100

Ecolab (Proprietary) Limited	Namibia	100

Ecolab Finance N.V.	Netherlands Antilles (Curacao)	100

Ecolabtwo B.V.	Netherlands	100

Ecolab Holdings B.V.	Netherlands	100

Ecolab International B.V.	Netherlands	100

Ecolab B.V.	Netherlands	100

Ecolab Limited	New Zealand	100

Ecolab Nicaragua, S.A.	Nicaragua	100

Ecolab A/S	Norway	100

Ecolab S.A.	Panama	100

Ecolab Chemicals Ltd.	People’s Republic of China	85

Ecolab Philippines Inc.	Philippines	100

Ecolab Sp.z o.o.	Poland	100

Ecolab S.R.L.	Romania	100

ZAO Ecolab	Russia	100

Ecolab Hygiene d.o.o.	Serbia / Montenegro	100

Ecolab Pte. Ltd.	Singapore	100

Ecolab s.r.o.	Slovak Republic	100

Ecolab d.o.o.	Slovenia	100

Ecolab (Proprietary) Ltd.	South Africa	100

Name of Affiliate	State or Other Jurisdiction of Incorporation	Percentage of Ownership
Ecolab Hispano-Portuguesa, S.A.	Spain	100

Ecolab (St. Lucia) Limited	St. Lucia	100

Ecolab AB	Sweden	100

Ecolab GmbH	Switzerland	100

Ecolab Ltd.	Taiwan	100

Ecolab East Africa (Tanzania) Limited	Tanzania	100

Ecolab Ltd.	Thailand	100

Ecolab Temizleme Sistemleri A.S.	Turkey	100

Ecolab East Africa (Uganda) Limited	Uganda	100

Ecolab LLC	Ukraine	100

Ecolab Limited	United Kingdom	100

Ecolab Services Limited	United Kingdom	100

Ecolab (U.K.) Holdings Limited	United Kingdom	100

LHS (UK) Limited	United Kingdom	100

Ecolab S. A.	Uruguay	100

Ecolab Foreign Sales Corp.	U.S. Virgin Islands	100

Ecolab S.A.	Venezuela	74

Ecolab Zimbabwe (Pvt) Ltd.	Zimbabwe	100

United States

Daydots Inc.	Delaware	100

Ecolabone LLC	Delaware	100

Ecolabtwo LLC	Delaware	100

Ecolabthree LLC	Delaware	100

Ecolabfour LLC	Delaware	100

Name of Affiliate	State or Other Jurisdiction of Incorporation	Percentage of Ownership
Ecolabfive LLC	Delaware	100

Ecolabsix LLC	Delaware	100

Ecolabseven LLC	Delaware	100

Ecolab Finance Inc.	Delaware	100

Ecolab Finance (Australia) Inc.	Delaware	100

Ecolab Holdings Inc.	Delaware	100

Ecolab Holdings (Europe) Inc.	Delaware	100

Ecolab Investment Inc.	Delaware	100

Ecolab Israel Holdings LLC	Delaware	100

Ecolab Leasing Corporation	Delaware	100

Ecolab Manufacturing Inc.	Delaware	100

Ecolab Marketing LLC	Delaware	100

Facilitec Inc.	Delaware	100

GCS Service, Inc.	Delaware	100

Ecolab Foundation	Minnesota	100

Kay Chemical Company	North Carolina	100

Kay Chemical International, Inc.	North Carolina	100

ProForce Inc.	North Carolina	100

SSDC, Inc.	Texas	100

Certain additional subsidiaries, which are not significant in the aggregate, are not shown.